                           [FILED DECEMBER 12, 1996]

                                    RESTATED

                          CERTIFICATE OF INCORPORATION
                                       OF

                                GTE CORPORATION

                               ------------------
               UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW

     We, the undersigned, Charles R. Lee and Marianne Drost, being respectively the Chairman of the Board and Chief Executive Officer, and the Secretary of GTE Corporation, hereby certify:

     I. The name of the Corporation is GTE Corporation (originally incorporated as General Telephone Corporation).

     II. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 25th day of February, 1935.

     III. The Certificate of Incorporation is amended to effect the following amendments authorized by the Business Corporation Law:

          Article 5 of the Certificate of Incorporation is amended to effect the elimination, from the enumeration and description of shares which the Corporation is authorized to issue, of the designations of (i) all series of the Preferred Stock, the remaining outstanding shares of all such series having been redeemed in accordance with their terms on December 11, 1995 and December 26, 1995, and (ii) the $2.00 Convertible No Par Preferred Stock, the remaining outstanding shares of such series having been redeemed in accordance with their terms on December 26, 1995, by striking Articles 5 [B] through 5 [K] and redesignating Article 5 [L], wherever such designation occurs, as Article 5 [B].

          Article 5 [A-1] (3) of the Certificate of Incorporation is amended to remove all mention of the 7.85% Preferred Stock and 7.75% Preferred Stock.

          Article 16 of the Certificate of Incorporation is amended to remove all mention of the 4.36% Convertible Preferred Stock.

     IV. The text of the Certificate of Incorporation is hereby restated without further amendment or change, to read as herein set forth in full:

                          CERTIFICATE OF INCORPORATION
                                       OF
                                GTE CORPORATION

     1.  The name of the Corporation is GTE Corporation.

     2.  The purposes of the Corporation shall be as follows:

     A. To acquire and hold securities of telephone and/or other communication corporations and corporations owning securities of telephone and/or other communication corporations.

     B. To subscribe for, underwrite, invest in, purchase or otherwise acquire, own, hold, sell, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, any securities created or issued by any public, municipal, quasi-public or private corporation of any kind wherever organized (including, without limiting the generality of the foregoing, the corporations described in the foregoing paragraph "A"), or by any national, state or local government or by any partnership or individual, and to lend money upon the security of, and acquire and hold as pledgee or mortgagee or otherwise, any such securities, and to issue, in exchange for any such securities, its own securities; while the owner or holder of any such securities, or any interest therein, to
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possess and to exercise in respect thereof all the rights, powers and privileges incident to such ownership or interest; to guarantee the payment of dividends on any shares of the capital stock of any corporation in which this Corporation may at any time have an interest, and to become surety in respect of, endorse or guarantee in any lawful manner the payment of the principal of or interest on any bonds, debentures, notes, or other evidences of indebtedness created, issued or incurred by any corporation, partnership or individual, any of whose securities are at any time held by or for this Corporation or in which this Corporation may at any time have an interest, and to become surety for or guarantee in any lawful manner the carrying out and performance of any and all contracts, leases and obligations of every kind of any such corporation, partnership or individual; to lend money to and/or otherwise aid in any lawful manner any corporation, partnership or individual whose securities may at any time be held by or for this Corporation or in which this Corporation may at any time have an interest, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such securities or interest.

     C. To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or deal with all or any part of the property of this Corporation, and from time to time to vary any investment or employment of funds of this Corporation.

     D. To investigate and report with respect to, and to undertake, carry on, aid, assist or participate in the reorganization or liquidation of any corporation in which this Corporation may at any time have an interest, and for that purpose and to the extent then permitted to corporations organized under the Business Corporation Law of the State of New York, to take charge of the properties, manage the affairs and conduct the business of any such corporation; and, in connection with the foregoing, to purchase or otherwise acquire, hold, own, develop, improve, lease, exchange, sell, mortgage, convey or otherwise dispose of and deal in and with lands and leaseholds and any interests and rights in real or personal property wheresoever situated, and also any franchises, rights, licenses or privileges necessary or appropriate for any of the purposes in this paragraph "D" expressed.

     E. To acquire the good-will, rights, property, business and franchises, of any person, partnership or corporation whatsoever, now or hereafter engaged in any business which this Corporation may lawfully conduct; to pay therefor in cash or in property or in securities of this Corporation or otherwise, in the manner provided by law; to hold, utilize, enjoy, and in any manner dispose of, the whole or any part of the rights and property so acquired; to assume in connection therewith any liabilities of any such person, partnership or corporation; and to conduct in any lawful manner the whole or any part of the business thus acquired.

     F. To borrow money for any of the purposes of this Corporation, and to issue its bonds, debentures, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this Corporation either real or personal, or to issue its bonds, debentures, notes or other obligations without any such security; and to sell, pledge, hypothecate or otherwise dispose of any or all such bonds, debentures, notes and other obligations in such manner and upon such terms and at such prices as the Board of Directors shall determine.

     G. To organize, or cause to be organized, under the laws of any state, district, territory, province, country or nation a corporation or corporations for the purpose of accomplishing any or all of the purposes for which this Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     H. To have one or more offices, and to carry on and conduct any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease or otherwise acquire, hold, own, mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any part of the world.

     I. To carry on any other lawful business whatsoever incidental to the accomplishment of the purposes hereinbefore set forth; to do any and all such things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as a natural person might lawfully do in any part of the world, insofar as such acts are permitted to be done by a corporation organized under the Business Corporation Law of the State of New York.

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     The foregoing paragraphs of this Article 2 shall be construed as defining both the purposes and the powers of this Corporation, but the foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the powers of this Corporation, but is in furtherance of, and in addition to, the general powers conferred upon corporations organized under the Business Corporation Law of the State of New York.

     It is intended that none of the purposes and powers specified in the several paragraphs of this Article 2 shall, except as herein otherwise expressly provided, in anywise be limited or restricted by reference to or inference from the terms of any other of said paragraphs, and that each of the purposes and powers specified in this Article 2 shall be regarded as independent purposes and powers.

     This Corporation shall not have the power to construct, maintain or operate any public utility.

     3. The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

     4. The aggregate number of shares which the Corporation shall have authority to issue is 2,020,945,266 shares, of which 9,217,764 shares of the par value of $50.00 each shall be Preferred Stock, 11,727,502 shares without par value shall be No Par Preferred Stock and 2,000,000,000 shares of the par value of $.05 each shall be Common Stock.

     5. The designations, preferences, privileges and voting powers of the shares of each class of the Corporation (including all shares of Preferred Stock and No Par Preferred Stock irrespective of series), and the restrictions or qualifications thereof, are as follows:

     [A-1] Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series and, subject to the provisions of the following paragraphs "(1)" to "(4)" inclusive, and to the provisions of Parts [A-2] through [A-5] of this Article 5, the Board of Directors is hereby expressly authorized to fix from time to time before issuance the designations, preferences and privileges of the shares of each series of the Preferred Stock, and the restrictions or qualifications thereof. The Preferred Stock shall rank pari passu with the No Par Preferred Stock referred to in Parts [A-2] through [A-5] of this Article 5 in right of payment of dividends and upon liquidation, dissolution or winding up of the Corporation, as set forth in Part [A-3] of this
Article 5. Accordingly, certain preferences and privileges set forth in this Part [A-1] with respect to the Preferred Stock are subject to the further limitations referred to in Parts [A-2] through [A-5] of this Article 5 to which reference is hereby made.

     (1) Each series shall be designated so as to distinguish the shares thereof from the shares of all other series. All shares of the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to the date or dates from which dividends thereon shall be cumulative as hereinafter in paragraph "(2)" provided. The shares of the Preferred Stock of different series may vary as to the following preferences and privileges, and restrictions and qualifications thereof:

          (a) The annual dividend rate (within such limits as shall be permitted by law) for the particular series and the date from which dividends on all shares of such series issued prior to the record time for the first dividend for such series shall be cumulative;

          (b) The redemption price or prices for the particular series;

          (c) The amount or amounts per share for the particular series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the amount or amounts per share payable to the holder of any Preferred Stock upon any involuntary liquidation, dissolution or winding up of the Corporation shall not be fixed at more than Fifty Dollars ($50) per share;

          (d) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series; and

          (e) The conversion or other special privileges, and the restrictions or qualifications thereof, if any, of the particular series.

     (2) The holders of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the Board of Directors, out of funds legally available for the payment of

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dividends, cumulative preferred dividends, at the annual dividend rate for the particular series fixed therefor as herein provided, payable quarter-yearly on the first days of January, April, July and October in each year, to the stockholders of record on the respective dates, not exceeding forty (40) days preceding such dividend payment dates, fixed for the purpose by the Board of Directors. The dividends on shares of all series of the Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

          (a) If issued prior to the record time for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as herein provided;

          (b) If issued during the period commencing immediately after a record time for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

          (c) Otherwise from the quarter-yearly dividend payment date next preceding the date of issue of such shares.

Unless dividends on all outstanding shares of each series of the Preferred Stock, at the annual dividend rate and from the dates for accumulation thereof fixed as herein provided shall have been paid for all past quarter-yearly periods and shall have been declared and paid or provided for the then current quarterly-yearly dividend period, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on any shares of any class of capital stock of the Corporation ranking junior to the Preferred Stock, and no such shares ranking junior to the Preferred Stock shall be purchased or otherwise acquired for value by the Corporation. The holders of the Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph "(2)" and in paragraph "(1)" of Part [A-3].

     (3) The Corporation, by action of its Board of Directors, may redeem the whole or any part of any series of the Preferred Stock, at any time or from time to time, by paying in cash the redemption price of the shares of the particular series fixed therefor as herein provided, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon. Notice of each such redemption shall be given to the holders of record of the shares to be redeemed. Each such notice shall be given by mail and may be given in such other manner as may be prescribed by the By-Laws or by resolution of the Board of Directors, at least thirty (30) days and not more than ninety (90) days prior to the date fixed for such redemption. Any notice to be given by mail shall be deemed given when mailed to the holders of the shares of stock being redeemed of record at the time of mailing, at their respective addresses as the same shall then appear on the books of the Corporation; but in the case of notice by mail, no accidental failure to mail such notice to any one or more such holders shall affect the validity of the redemption of any shares of the Preferred Stock so to be redeemed. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select, pro rata or by lot, as and in such manner as the Board of Directors may determine, the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which, and the terms and conditions upon which, the shares of the Preferred Stock shall be redeemed from time to time. If notice of redemption shall have been given, and if on or before the redemption date specified in such notice all funds necessary for such redemption (including any dividend payable on such redemption date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest, and except such conversion privileges, if any, as may be exercisable after the redemption date; provided, however, that the Corporation may, after giving notice of any such redemption as hereinbefore provided or after giving to the bank or trust company hereinafter referred to irrevocable

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authorization to give such notice, and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, all funds necessary for such redemption (including any dividend payable on such redemption date) with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York doing business in the Borough of Manhattan, The City of New York, having capital, surplus and undivided profits aggregating at least $2,000,000, designated in such notice of redemption, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest, and except such conversion privileges, if any, as may be exercisable after the date of such deposit. The holders of any such Preferred Stock shall not be entitled to any interest allowed by such bank or trust company on funds so deposited, but any such interest shall be paid to the Corporation. In case the conversion privilege of any share of Preferred Stock of a series having conversion privileges is exercised after funds necessary for the redemption thereof shall have been set apart or deposited in trust as above provided, then out of the funds so set apart or deposited in respect of such share an amount equal to the redemption price thereof, together with an amount equal to accrued dividends on such share from the date of conversion to the redemption date, shall, upon such exercise, revert or be repaid to the Corporation free and clear of any such trust, and the remainder of such funds so set apart or deposited in respect of such share shall be paid to the holder of such share upon such conversion. Nothing herein contained shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock.

     (4) Before any amount shall be paid to, or any assets distributed among, the holders of shares of any class of stock ranking junior to the Preferred Stock, upon any liquidation, dissolution or winding up of the Corporation, and after paying or providing for the payment of all creditors of the Corporation, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor as herein provided, together with a sum in the case of each such share of each series, computed at the annual dividend rate for the series of which the particular share is apart, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this paragraph and in paragraph "(2)" of Part [A-3]. Neither the consolidation or merger of the Corporation with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     [A-2] No Par Preferred Stock. The No Par Preferred Stock shall rank pari passu with the Preferred Stock referred to in Parts [A-1] and [A-3] through [A-5]of this Article 5 in right of payment of dividends and upon liquidation, dissolution or winding up of the Corporation, as set forth in Part [A-3] of this
Article 5. Accordingly, certain preferences and privileges set forth in this Part [A-2] with respect to the No Par Preferred Stock are subject to the further limitations referred to in Parts [A-1] and [A-3] through [A-5] of this Article 5 to which reference is hereby made.

     (1) The shares of No Par Preferred Stock may be issued from time to time in one or more series. All shares of No Par Preferred Stock of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article 5, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

          (a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

          (b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

          (c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the Corporation, which amounts may vary depending on whether

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     such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates; provided, however, that the amount or amounts per share payable to the holder of any No Par Preferred Stock upon any involuntary liquidation, dissolution or winding up of the Corporation shall not be fixed at more than One Hundred Dollars ($100) per share;

          (d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, shares of Common Stock;

          (g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article 5;

          (h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article 5; provided, however, that no holder of shares of No Par Preferred Stock shall be entitled to more than one vote for each $50 which would be payable to him with respect to such shares upon any involuntary liquidation, dissolution or winding up of the Corporation; and

          (i) such other rights, preferences and limitations as shall not be inconsistent with this Article 5.

     (2) All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

     (3) Dividends on shares of No Par Preferred Stock of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in shares of Common Stock) shall be declared or paid or set apart for payment on shares of capital stock ranking junior to the No Par Preferred Stock. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding shares of No Par Preferred Stock and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of shares of No Par Preferred Stock shall have been complied with, the Board of Directors (subject to the provisions of paragraph "(2)" of Part [A-1]) may declare dividends on shares of capital stock ranking junior to the No Par Preferred Stock and the shares of No Par Preferred Stock shall not be entitled to share therein.

     (4) Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of No Par Preferred Stock of each series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the Corporation shall be made to or set apart for the holders of shares of capital stock ranking junior to the No Par Preferred Stock and after such payments shall have been made in full to the holders of shares of No Par Preferred Stock, the holders of shares of capital stock ranking junior to the No Par Preferred Stock shall be entitled to receive (subject to the provisions of paragraph "(4)" of Part [A-1]) any and all assets remaining to be paid or distributed to shareholders and the holders of shares of No Par Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (5) To the extent that any shares of any series of No Par Preferred Stock are hereafter caused to be issued by the Board of Directors of the Corporation and by the terms of any such series the shares of such

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series are made convertible into shares of Common Stock, Preferred Stock, or other series of No Par Preferred Stock of the Corporation, the Board of Directors may, by certificate of amendment under the New York Business Corporation Law and in accordance with the provisions of such Law, increase the authorized shares of any such classes or series to such number as will be sufficient, when added to the previously authorized but unissued shares of such class or series, to satisfy the conversion privileges of any such share of No Par Preferred Stock.

     [A-3] Additional Provisions Applicable to Both Preferred Stock and No Par Preferred Stock.

     (1) All shares of every series of Preferred Stock and No Par Preferred Stock shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same, and no dividends shall be declared on any series of Preferred Stock or No Par Preferred Stock in respect of any quarter-yearly dividend period unless there shall likewise be declared on all shares of all series of the Preferred Stock and the No Par Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarter-yearly dividend period, to the extent that such shares are entitled to receive dividends for such quarter-yearly dividend period.

     (2) All shares of every series of Preferred Stock and No Par Preferred Stock shall be of equal rank, preference and priority as to the net assets of the Corporation of the proceeds thereof to which the same shall be entitled the liquidation, dissolution or winding up of the Corporation and no payments on account of the distributive amounts relating thereto shall be made to the holders of any series of Preferred Stock or No Par Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of Preferred Stock and No Par Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as herein provided.

     (3) If in any case the amounts payable with respect to any requirements to retire shares of Preferred Stock and No Par Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series of each such class shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

     [A-4] Common Stock. The following provisions are applicable to the Common Stock.

     (1) Whenever the full dividends on all series of Preferred Stock and No Par Preferred Stock and on all other capital stock ranking senior to the Common Stock at the time outstanding for all past quarter-yearly dividend periods and for the then current quarter-yearly dividend period shall have been paid or declared and set apart for payment, then such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock, but only out of funds legally available for the payment of dividends; provided, however, that, so long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not pay any dividends (other than dividends payable in shares of the Common Stock) upon, or make any other distribution upon, or make any payment in the purchase or redemption of, any shares of any class of stock of the Corporation ranking junior to the Preferred Stock, unless, immediately after such dividend payment, distribution, or payment in purchase or redemption (herein referred to as Restricted Payments), both of the following conditions shall obtain:

          (a) The aggregate amounts of all such Restricted Payments made by the Corporation subsequent to December 31, 1939, which have been charged to any account other than earned surplus will not exceed $2,000,000; and

          (b) The amount of the surplus of the Corporation (whether earned surplus or paid-in surplus or otherwise) remaining legally available for the payment of dividends shall be at least equal to three years' dividend requirements on all then outstanding shares of Preferred Stock.

     (2) In the event of any liquidation, dissolution or winding up of the Corporation, all assets and funds of the Corporation remaining after paying or providing for the payment of all creditors of the Corporation and after paying or providing for the payment to the holders of shares of all series of Preferred Stock and No Par Preferred Stock and all other capital stock ranking senior to the Common Stock of the full distributive

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amounts to which they are respectively entitled as herein provided, shall be divided among and paid to the holders of the Common Stock according to their respective rights and interests.

     [A-5] General Provisions. The following provisions are applicable to one or more classes of the Corporation's capital stock, as indicated in each case.

     (1) No holder of stock of any class of the Corporation shall have any right, as such holder, to purchase or subscribe for any stock of any class or any obligations convertible into, or any right or option to purchase, stock of any class which the Corporation may at any time issue or sell, but any and all such stock, obligations, rights, and/or options may be issued and disposed of by the Board of Directors to such persons, firms and corporations, and for such lawful consideration and on such terms as the Board of Directors, in its discretion, may determine, without first offering the same or any thereof to the stockholders or any class of stockholders.

     (2) (A) Except as otherwise provided in this paragraph "(2)", each stockholder of record shall be entitled to one vote for every share of Preferred Stock and to one vote for every share of Common Stock standing in his name on the stock books of the Corporation on the date for the determination of stockholders entitled to vote. Each holder of record of shares of each series of No Par Preferred Stock shall have such voting rights, if any, as shall be specified by the Board of Directors in the resolutions creating such series, except that no such holder shall be entitled to more than one vote for each $50 which would be payable to him with respect to such shares upon any involuntary liquidation, dissolution or winding up of the Corporation; and provided, further, that in any election of Directors provided for in this paragraph "(2)" and in any vote on any of the matters referred to in part "(H)" hereof, each such holder shall be entitled to one vote per share for each $50 which would be payable to him upon any such liquidation, dissolution or winding up.

     (B) If and when dividends payable on the Preferred Stock and No Par Preferred Stock shall be in default in an amount equivalent to four (4) quarter-yearly dividends on all shares of all series of the Preferred Stock and No Par Preferred Stock at the time outstanding, the number of Directors of the Corporation shall thereupon, and until all dividends in default on the Preferred Stock and No Par Preferred Stock shall have been paid, be two more than the full number constituting the Board of Directors immediately prior to such default, and until such dividends shall have been paid as aforesaid, the holders of all shares of the Preferred Stock and No Par Preferred Stock, voting together as one class, shall be entitled to elect two members of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining Directors of the Corporation.

     (C) If and when all dividends then in default on the Preferred Stock and No Par Preferred Stock at the time outstanding shall be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock and No Par Preferred Stock shall thereupon be divested of any special right with respect to the election of Directors provided in part "(B)" hereof, the voting power of the Preferred Stock, the No Par Preferred Stock and the Common Stock shall revert to the status existing before the occurrence of such default, and the number of Directors of the Corporation shall be reduced by two; but always subject to the same provisions for vesting such special rights in the Preferred Stock and No Par Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon payment of all accumulated and defaulted dividends on such stock, the terms of office of all persons who may have been elected Directors of the Corporation by vote of the Holders of the Preferred Stock and the No Par Preferred Stock, as a class, pursuant to such special right shall forthwith terminate.

     (D) In case of any vacancy in the Board of Directors occurring among the Directors elected by the holders of the Preferred Stock and the No Par Preferred Stock, as a class, pursuant to part "(B)" hereof, the holders of the Preferred Stock and No Par Preferred Stock then outstanding and entitled to vote may elect a successor to hold office for the unexpired term of the Director whose place shall be vacant. In all other cases, any vacancy occurring among the Directors shall be filled by the vote of a majority of the remaining Directors.

     (E) Whenever the holders of the Preferred Stock and the No Par Preferred Stock, as a class, become entitled to elect Directors of the Corporation pursuant to either part "(B)" or "D" hereof, a meeting of the holders of the Preferred Stock and No Par Preferred Stock shall be held any time thereafter upon call by the holders of not less than 1,000 shares of the Preferred Stock and No Par Preferred Stock or upon call by the Secretary of the Corporation at the request in writing of any holder of Preferred Stock or No Par Preferred

Stock addressed to him or her at the principal office of the Corporation. At all meetings of stockholders held for the purpose of electing Directors during such times as the holders of shares of the Preferred Stock and No Par Preferred Stock shall have the special right, voting together as one class, to elect Directors pursuant to part "(B)" hereof, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock shall be required to constitute a quorum of such class for the election of Directors, and the presence in person or by proxy of the holders of a majority of the outstanding shares of all series of the Preferred Stock and No Par Preferred Stock shall be required to constitute a quorum of such class for the election of Directors; provided, however, that the absence of a quorum of the holders of stock of either the Preferred Stock and No Par Preferred Stock as a class or the Common Stock shall not prevent the election at any such meeting or adjournment thereof of Directors by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting; and provided further that in the absence of a quorum of the holders of stock of either such class, a majority of those holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the Directors to be elected by such class from time to time without notice other than announcement at the meeting until the holders of the requisite number of shares of such class shall be present in person or by proxy.

     (F) So long as any shares of the Preferred Stock or No Par Preferred Stock of any series are outstanding, the By-Laws of the Corporation shall contain provisions which, considering the minimum and maximum number of Directors permitted by the Certificate of Incorporation or other certificate filed pursuant to law, will at all times assure the increase in the number of Directors provided for in part "(B)" of this paragraph "(2)" and the decrease in such number provided for in part "(C)" of this paragraph "(2)", in each case at the times and on the conditions there set forth and without the necessity in either case of special action on the Part of the stockholders or the Directors of the Corporation to effect such increase or decrease.

     (G) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the written consent or the affirmative vote of the holders of at least two-thirds of the total number of shares of Preferred Stock then outstanding, authorize preferred stock having priority with respect to the existing Preferred Stock or otherwise change the relative rights, preferences or limitations of the class of Preferred Stock.

     (H) So long as any shares of No Par Preferred Stock are outstanding, the Corporation shall not (a) without the affirmative vote or consent of the holders of at least two-thirds of all the shares of No Par Preferred Stock at the time outstanding (i) authorize shares of stock ranking prior to the shares of No Par Preferred Stock or (ii) change any provision of this Article 5 so as to affect adversely the shares of No Par Preferred Stock; (b) without the affirmative vote or consent of the holders of at least two-thirds of any series of shares of No Par Preferred Stock at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; (c) without the affirmative vote or consent of the holders of at least a majority of all the shares of No Par Preferred Stock at the time outstanding (except as otherwise provided in this Article 5) (i) increase the authorized number of shares of No Par Preferred Stock or (ii) authorize shares of any other class of stock ranking on a parity with the shares of No Par Preferred Stock.

     (3) The Corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of Preferred Stock, No Par Preferred Stock and Common Stock for such consideration as may be fixed from time to time by the Board of Directors, subject to any provisions of law then applicable.

     [B] THE RELATIVE RIGHTS, PREFERENCES, PRIVILEGES AND LIMITATIONS OF SERIES A PARTICIPATING NO PAR PREFERRED STOCK ARE AS SET FORTH BELOW.

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Participating No Par Preferred Stock", without par value, and the number of shares constituting such series shall be 700,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Participating No Par Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     Section 2. Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of capital stock of the Corporation ranking prior and superior to the shares of Series A Participating No Par Preferred Stock with respect to dividends, the holders of shares of Series A Participating No Par Preferred Stock, in preference to the holders of shares of Common Stock and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating No Par Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00, or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating No Par Preferred Stock. In the event the Corporation shall at any time after December 7, 1989 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
     (iii) combine the outstanding Common Stock into a smaller number of shares, then, in each such case, the amount to which holders of shares of Series A Participating No Par Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Participating No Par Preferred Stock, as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Participating No Par Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating No Par Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating No Par Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating No Par Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating No Par Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating No Par Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Participating No Par Preferred Stock shall have the following voting rights:

          (A) Each share of Series A Participating No Par Preferred Stock shall entitle the holder thereof to 2 votes on all matters submitted to a vote of the shareholders of the Corporation.

          (B) Except as otherwise provided herein, in the Restated Certificate or by law, the holders of shares of Series A Participating No Par Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

     Section 4. Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating No Par Preferred Stock as provided in
     Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating No Par Preferred Stock outstanding shall have been paid in full, the Corporation shall not

             (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating No Par Preferred Stock;

             (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating No Par Preferred Stock, except dividends paid ratably on the Series A Participating No Par Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating No Par Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating No Par Preferred Stock; or

             (iv) purchase or otherwise acquire for consideration any shares of Series A Participating No Par Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating No Par Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Corporation) to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Participating No Par Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without par value, of the Corporation and may be reissued as part of a new series of preferred stock, without par value, of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up.

          (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating No Par Preferred Stock unless, prior thereto, the holders of shares of Series A Participating No Par Preferred Stock shall have received per share (i) in the case of any involuntary liquidation, dissolution or winding up of the Corporation, $100 (the "Involuntary Liquidation Preference"), or (ii) in the case of any voluntary liquidation, dissolution or winding up of the Corporation, the greater of 1,000 times the exercise price per Right and 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Voluntary Liquidation Preference").

     Following the payment of the full amount of the Voluntary Liquidation Preference or the Involuntary Liquidation Preference, as the case may be, no additional distributions shall be made to the holders of shares of Series A Participating No Par Preferred Stock.

          (B) In the event there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series or classes of preferred stock of the Corporation, if any, which rank on a parity with the Series A Participating No Par Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a small number of shares, then in each such case the amount to which holders of shares of Series A Participating No Par Preferred Stock were entitled immediately prior to such event under clause (ii) of Section 6(A) hereof shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating No Par Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating No Par Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

     Section 8. Redemption. The shares of Series A Participating No Par Preferred Stock shall not be redeemable.

     Section 9. Amendment. This Certificate shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating No Par Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Participating No Par Preferred Stock voting separately as a class.

     Section 10. Fractional Shares. Series A Participating No Par Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holders of fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating No Par Preferred Stock.

     6. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is One Stamford Forum, Stamford, Connecticut 06904.

     7.  The duration of the Corporation shall be perpetual.

     8. A. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be fixed from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than nine nor more than twenty-one. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any director then in office. Upon the adoption of this Article 8, the directors shall be divided into three classes (I, II and III), as nearly equal in number as possible, and no class shall include less than three directors. The initial term of office for members of Class I shall expire at the annual meeting of stockholders in April 1987; the initial term of office for members of Class II shall expire at the annual meeting of stockholders in April 1988; and the initial term of office for members of Class III shall expire at the annual meeting of stockholders in April 1989. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualified. In the event of any increase in the number of directors fixed by the Board of Directors, the additional directors shall be so classified that all classes of Directors have as nearly equal numbers of Directors as may be possible. In the event of any decrease in the number of directors of the Corporation, all classes of directors shall be decreased equally as nearly as may be possible.

     B. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and has qualified. The directors of any class of directors of the Corporation may be removed by the stockholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock.

     C. The By-Laws or any By-Law of the Corporation may be adopted, amended or repealed only by the affirmative vote of not less than a majority of the directors then in office at any regular or special meeting of directors, or by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock at any annual meeting or any special meeting called for that purpose.

     D. Notwithstanding any other provisions of this Certificate or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate, the By-Laws of the Corporation or otherwise), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock shall be required to adopt any provision inconsistent with, or to amend or repeal, Paragraphs A to D of this Article 8.

     E. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 8 unless expressly provided by such terms.

     9. The Board of Directors shall have power, if the By-Laws so provide, to hold meetings outside as well as within the State of New York.

     10. So far as permitted by law, the Board of Directors shall have power also to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the books, documents and accounts of this Corporation, or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any books, documents or accounts of this Corporation, except as conferred by statute or the By-Laws, or authorized by resolution of the stockholders or the Board of Directors.

     11. A. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Certificate, and except as otherwise expressly provided in Paragraph B of this Article 11, the Corporation shall not engage, directly or indirectly, in a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, a Related Person (as hereinafter defined) or an Affiliate or Associate (both as hereinafter defined) of a Related Person without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation, voting together as a single class.

     B. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Paragraph A of this Article 11 shall not be applicable to a particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of this Certificate, the By-Laws of the Corporation or otherwise, if all of the conditions specified in any one of the following Paragraphs (1), (2) or (3) are met:

          (1) Approval by Directors. The Business Combination has been approved by a vote of a majority of all the Continuing Directors (as hereinafter defined); or

          (2) Combination with Subsidiary. The Business Combination is solely between the Corporation and a subsidiary of the Corporation and such Business Combination does not have the direct or indirect effect set forth in Paragraph C(2) (e) of this Article 11; or

          (3) Price and Procedural Conditions. All of the following conditions have been met:

             (a) The aggregate amount of (x) cash and (y) fair market value (as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share of Common Stock, Preferred Stock, No Par Preferred Stock or any other class or series of preferred stock of the Corporation (any such class or series of preferred stock being referred to herein as "preferred stock"), in such Business Combination by holders thereof shall be at least equal to the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Related Person for any shares of such class or series of stock acquired by it; provided, however, that if the highest preferential amount per share of a series of preferred stock to which the holders thereof would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation (regardless of whether the Business Combination to be consummated constitutes such an event) is greater than such aggregate amount, holders of such series of preferred stock shall receive an amount for each such share at least equal to the highest preferential amount applicable to such series of preferred stock. The provisions of this Paragraph B(3) shall be required to be met with respect to every class or series of preferred stock, whether or not the the Related Person has previously acquired beneficial ownership of any shares of a particular class or series of preferred stock.

             (b) The consideration to be received by holders of a particular class or series of outstanding Common Stock or preferred stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or series of stock. If the Related Person has paid for shares of any class or series of stock with varying forms of consideration, the form of consideration given for such class or series of stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it. The prices determined in accordance with Paragraph B(3)(a) above shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.

             (c) No Extraordinary Event (as hereinafter defined) occurs after the Related Person has become a Related Person and prior to the consummation of the Business Combination.

             (d) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

     C.  CERTAIN DEFINITIONS.  For purposes of this Article 11:

          (1) A person shall mean any individual, firm, corporation or other entity, or a group of "persons" acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on November 1, 1986.

          (2) The term Business Combination shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by or on behalf of, a Related Person:

             (a) the merger or consolidation of the Corporation or any subsidiary of the Corporation; or

             (b) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the corporation having an aggregate fair market value of $50,000,000 or more, except for sales of goods and services made in the ordinary course of the Corporation's business, consistent with past practice; or

             (c) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one or a series of transactions) of any securities of the Corporation or that subsidiary, except proportionately to all stockholders of the Corporation or such subsidiary; or

             (d) the adoption of a plan or proposal for the liquidation or dissolution of the Corporation; or

             (e) the reclassification of securities (including a reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

             (f) any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing.

          (3) The term Related Person shall mean any person (other than the Corporation, a subsidiary of the Corporation or any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) who is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on November 1, 1986) of more than ten percent (10%) of the outstanding capital stock of the Corporation entitled to vote for the election of directors, and any Affiliate or Associate of any such person.

          (4) The term Continuing Director shall mean any member of the Board of Directors who is not a Related Person, an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not a Related Person or an Affiliate or Associate of a Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

          (5) Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on November 1, 1986.

          (6) The term Extraordinary Event shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of all Continuing Directors:

             (a) any failure to declare and pay at the regular date therefor any full quarterly dividend (whether or not cumulative) on outstanding preferred stock; or

             (b) any reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); or

             (c) any failure to increase the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

             (d) the receipt by the Related Person, after such Related Person has become a Related Person, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise; or

             (e) any increase in the number of shares of Common Stock or preferred stock of which the Related Person is the beneficial owner, except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that, after giving effect thereto, would not result in any increase in the Related Person's percentage beneficial ownership of any class or series of Common Stock or preferred stock.

          (7) A majority of all Continuing Directors shall have the power to determine, on the basis of information known to them after reasonable inquiry, all questions arising under this Article 11, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the time at which a Related Person became a Related Person, whether a person is an Affiliate or Associate of another, and the fair market value of any assets, securities or other property, and any such determinations of such directors shall be conclusive and binding.

     D.  FIDUCIARY OBLIGATIONS OF RELATED PERSONS.  Nothing contained in this
Article 11 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     E. FIDUCIARY OBLIGATIONS OF DIRECTORS. The fact that any Business Combination complies with the provisions of Section B of this Article 11 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such business combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     F. BOARD CONSIDERATION OF ALL RELEVANT FACTORS. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

     G. AMENDMENT, REPEAL, ETC. The affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this Article 11.

     12. In the absence of fraud, no contract or other transaction between this Corporation and any individual, partnership or corporation shall be affected by the fact that any director or officer of this Corporation may be interested in such contract or transaction, whether by reason of being a party thereto or a partner in, director or officer of, or in any other way connected with, such partnership or corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum shall be present, provided, however, that the interest of any director or officer in any such contract or transaction shall be fully disclosed at such meeting and that a director who is so interested may not be counted at any such meeting for the purpose of determining the existence of a quorum to consider and vote upon any contract or transaction in which he is so interested and that the vote of such a director may not be counted at any such meeting for the purpose of determining the existence of the affirmative vote of a majority of the directors as aforesaid in favor of the approval or ratification of any contract or transaction in which he is so interested.

     No director or officer shall liable to account to this Corporation for any profit realized by him from or through any such contract or transaction of this Corporation by reason of his interest as aforesaid in such contract or transaction if such contract or transaction shall be approved or ratified as aforesaid.

     No contract or other transaction between this Corporation and any of its subsidiaries shall in any case be void or voidable or otherwise affected because of the fact that directors or officers of this Corporation are directors or officers of such subsidiary, nor shall any such director or officer, because of such relation, be deemed interested in such contract or other transaction under any of the provisions of this Article 12, nor shall any such director be liable to account because of such relation. For the purpose of this Article 12, the term "subsidiary" shall mean any corporation, more than 50% of whose issued and outstanding shares having ordinary voting power may at the time be owned by this Corporation and/or by one or more subsidiaries as said term is herein defined.

     13. No director or officer of this Corporation need be a stockholder therein.

     14. A. PREVENTION OF "GREENMAIL". Except as set forth in Paragraph B of this Article 14, in addition to any affirmative vote of stockholders required by law or this Certificate, any direct or indirect purchase or other acquisition by the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Person (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock" ), excluding Voting Stock beneficially owned by such Interested Person, voting together as a single class (it being understood that for the purposes of this Article, each share of Voting Stock shall have the number of votes granted to it pursuant to Article 5 of this Certificate). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

     B.  WHEN A VOTE IS NOT REQUIRED.  The provisions of Paragraph A of this
Article 14 shall not be applicable with respect to:

          (1) any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations);

          (2) any purchase or acquisition made pursuant to an open market purchase program approved by a majority of the Continuing Directors (as hereinafter defined); or

          (3) any purchase or acquisition which is approved by a majority of the Continuing Directors and which is made at no more than the Market Price, on the date that the understanding between the Corporation and the Interested Person is reached with respect to such purchase (whether or not such purchase is made or a written agreement relating to such purchase is executed on such date), of shares of the class of Equity Security to be purchased.

     C.  CERTAIN DEFINITIONS.  For the purposes of this Article 14:

          (1) A Person shall mean any individual, firm corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on November 1, 1986.

          (2) The term Interested Person shall mean any person (other than the Corporation, a subsidiary of the Corporation or any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) that is the direct or indirect beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as in effect on November 1, 1986) of more than five percent (5%) of the Voting Stock, and any Affiliate or Associate of any such person.

          (3) The term Continuing Director shall mean any member of the Board of Directors who is not an Interested Person, an Affiliate or Associate or representative of an Interested Person and who was a member of the Board of Directors immediately prior to the time that the Interested Person became an Interested Person, and any successor to a Continuing Director who is not an Interested Person or an

     Affiliate or Associate of an Interested Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

          (4) Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on November 1, 1986.

          (5) Market Price of shares of a class of Equity Security on any day shall mean the highest sale price of shares of such class of Equity Security on such day, or, if that day is not a trading day, on the trading day immediately preceding such day, on the national securities exchange or the NASDAQ National Market System on which such class of Equity Security is traded.

          (6) Equity Security shall mean any security described in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on November 1, 1986, which is traded on a national securities exchange or the NASDAQ National Market System.

     15. A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages, except to the extent such exemption from liability is not permitted under the New York Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article or adoption of an inconsistent provision shall not adversely affect any right or protection of a director of the Corporation in respect of any matter occurring, or any cause of action, suit or claim that would accrue or arise prior to such repeal, modification or adoption of an inconsistent provision.

     16. Subject to Articles 8 and 11 of this Certificate, the Corporation reserves the right to amend and alter this certificate or to amend, alter, change, add to or repeal any provision contained herein, in the manner now or hereafter prescribed by statute, and all rights conferred upon officers, directors or stockholders are granted subject to this reservation.

     17. All references in this certificate to "articles", "paragraphs" and other subdivisions are to the corresponding articles, paragraphs and other subdivisions of this certificate; and, unless the context otherwise requires, the words "herein", "hereof ", "hereby", "hereunder" and other equivalent words refer to this certificate and not to any particular subdivision hereof.

     In this certificate, for all purposes hereof, unless there be something in the subject or context inconsistent therewith,

          (a) The term "security" means any share of stock, bond, debenture, note, evidence of indebtedness, voting trust certificate, transferable share however evidenced, and, in general, any instrument commonly known as a "security", and any certificate of interest or participation in, scrip or temporary or interim certificate for, receipt or certificate of deposit for, and any warrant, right or option to subscribe for, purchase or otherwise acquire, any of the foregoing; and

          (b) The term "corporation" means any corporation, association, joint stock company and similar organization.

     The restatement of the Certificate of Incorporation provided for in Section IV above was authorized by resolution of the Board of Directors of the Corporation.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 9th day of December 1996, and we affirm the statements contained herein are true under the penalties of perjury.

                                                      CHARLES R. LEE
                                   .............................................
                                                      CHARLES R. LEE
                                                  Chairman of the Board
                                                       and Chief Executive
                                          Officer
                                                          MARIANNE DROST
                                   .............................................
                                                            MARIANNE DROST
                                          Secretary

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